                           SCHEDULE OF 14C INFORMATION
 INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

                           FILED BY THE REGISTRANT [X]
                 FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

                           CHECK THE APPROPRIATE BOX:
                      [ ] PRELIMINARY INFORMATION STATEMENT
                      [X] DEFINITIVE INFORMATION STATEMENT

        [ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY
                                RULE 14x-5(d)(2))


                      IDEA SPORTS ENTERTAINMENT GROUP, INC
                      ------------------------------------
                (Name of Registrant as Specified In Its Charter)

               Payment of Filing Fee (Check the appropriate box):

                               [X] No fee required
    [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
(2) AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
(4) PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
(5) TOTAL FEE PAID:
    [ ] FEE PREVIOUSLY PAID WITH PRELIMINARY MATERIALS.
    [ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT
        0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
        (1) AMOUNT PREVIOUSLY PAID:
        (2) FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
        (3) FILING PARTY:
        (4) DATE FILED:

                      IDEA SPORTS ENTERTAINMENT GROUP, INC.
                                3407 LANGLEY HILL
                              COLLEYVILLE, TX 79556


To the stockholders of Idea Sports Entertainment Group, Inc.

         Idea Sports Entertainment Group, Inc., a Delaware corporation (the "Company") has obtained the written consent of the stockholders holding a majority of the issued and outstanding shares of Common Stock of the Company on April 1, 2006 (the "Consent"). The Consent provides that (a) the Certificate of Incorporation of the Company shall be amended and restated to (1) change the name of the Company to Healthsport, Inc.; (2) provide for a 1 for 200 reverse stock split in respect of the Company's issued and outstanding Common Stock (the "Reverse Split"); and (3) restate the Company's Certificate of Incorporation to reflect the amendments outlined above. Additionally, these proposals have been approved by the Board of Directors as of March 31, 2006.

         The accompanying Information Statement is being provided to you for your information to comply with requirements of the Securities and Exchange Act of 1934. The Information Statement also constitutes notice of corporate action without a meeting by less than unanimous consent of the Company's stockholders pursuant to Section 228 (e) of the Delaware General Corporation Law. You are urged to read the Information Statement carefully in its entirety. However, no action is required on your part in connection with the Amended and Restated Certificate of Incorporation, the name change and Reverse Split. No meeting of the Company's stockholders will be held or proxies requested for these matters since they have already been approved by the requisite written consent of the holders of a majority of its issued and outstanding capital stock.

         Under the rules of the Securities and Exchange Commission, the Amended and Restated Certificate of Incorporation, Reverse Split and the increase in the number of directors cannot become effective until at least 20 days after the accompanying Information Statement has been distributed to the stockholders of the Company.



                                              By order of the Board of Directors


                                              /s/ Terry Washburn
                                              ------------------
                                              Terry Washburn, CEO

                      IDEA SPORTS ENTERTAINMENT GROUP, INC.
                                3407 LANGLEY HILL
                              COLLEYVILLE, TX 79556

                  INFORMATION STATEMENT PURSUANT TO SECTION 14C
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            -------------------------

         This information statement is being mailed on or about April 24, 2006, to the holders of record at the close of business on April 1, 2006 of the shares of common stock, par value $0.0001 per share (the "Shares"), of Idea Sports Entertainment Group, Inc., a Delaware corporation (the "Company"). You are receiving this information statement in connection with a proposed amendment (the "Proposed Amendment") to the Certificate of Incorporation of the Company (the "Certificate of Incorporation") that would change: 1) the name of the Company to Healthsport, Inc.; 2) provide for 1 for 200 reverse stock split of the Company's issued and outstanding shares; and 3) restate the Company's Certificate of Incorporation to reflect the amendments outlined above. These were approved by the Company's board of directors on March 31, 2006.

                              INFORMATION STATEMENT

GENERAL

         The Company's current Articles of Incorporation provide for an authorized capitalization consisting of 500,000,000 shares of common stock, $.0001 par value per share and 2,000,000 shares of preferred stock, $2.75 par value per share. As of March 31, 2006, there were 231,398,982 shares of common stock outstanding and no outstanding preferred shares..

1.       REASONS FOR THE NAME CHANGE

         In the judgment of the Board of Directors, the change of Idea's corporate name is desirable in view of its decision to focus its primary attention to the development of its electrolyte replacement strip which was acquired in November, 2004. It is the Company's belief that the revenue potential from the electrolyte strip will be far greater than the other projects owned by the Company and that since the Company has decided to focus its resources in the sports nutrition arena that the Corporate Name Amendment will result in the Company having a name which more accurately reflects its core business and the focus of its operations.

2.       REASONS FOR THE REVERSE SPLIT

         The reverse split of one new share for each 200 shares outstanding will result in a reduction of the number of issued and outstanding shares of the Company from 231,398,982 to approximately 1,156,995 shares. However, no fractional shares will be created as a result of the reverse split. Accordingly, the number of shares owned by any shareholder who would otherwise receive a fractional share will be rounded up to the nearest whole number.

         The purpose of the reverse split is to reduce the number of outstanding shares in an effort to increase the market value of the remaining outstanding shares. In approving the reverse split, the board of directors considered that the Company's common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. The Board of Directors also believes that most investment funds are reluctant to invest in lower priced stocks.

         The Board of Directors proposed the reverse split as one method to attract investors, negotiate with creditors and locate business opportunities in the Company. The Company believes that the reverse split may improve the price level of the Company's common stock and that this higher share price could help generate additional interest in the Company.

         However, the effect of the reverse split upon the market price for the Company's Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company's Common Stock after the reverse split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of the Company's Common Stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

                      POTENTIAL RISKS OF THE REVERSE SPLIT

         There can be no assurance that the bid price of the Company's common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse split, that the reverse split will result in a per share price that will increase its ability to attract employees and other service providers or that the market price of the post-split common stock can be maintained. The market price of the Company's common stock will also be based on its financial performance, market condition, the market perception of its future prospects and the Company's industry as a whole, as well as other factors, many of which are unrelated to the number of shares outstanding. If the market price of the Company's Common Stock declines after the reverse split, the percentage decline as an absolute number and as a percentage of the Company's overall capitalization may be greater than would occur in the absence of a reverse split.

                     POTENTIAL EFFECTS OF THE REVERSE SPLIT

         General. Pursuant to the reverse split, each 200 shares of the Company's Common Stock issued and outstanding immediately prior to the effectiveness of the reverse split, will become one share of Common Stock after consummation of the reverse split.

         Accounting Matters. The reverse split will not affect the par value of the Company's common stock. As a result, on the effective date of the reverse split, the stated par value capital on the Company's balance sheet attributable to Common Stock would be reduced to 1/200 of its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value per share will be increased because there will be fewer shares.

         Effect on Authorized and Outstanding Shares. There are 231,398,982 shares of common stock issued and outstanding. As a result of the reverse split, the number of shares of capital stock issued and outstanding (as well as the number of shares of common stock underlying any options, warrants, convertible debt or other derivative securities) will be reduced to the number of shares of capital stock issued and outstanding immediately prior to the effectiveness of the reverse split, divided by 200.

         With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of capital stock prior and subsequent to the reverse split will remain the same. It is not anticipated that the Company's financial condition, the percentage ownership of management, the number of shareholders, or any aspect of the Company's business would materially change, solely as a result of the reverse split.

         The reverse split will be effectuated simultaneously for all of the Company's Common Stock and the exchange ratio will be the same for all shares of the Company's Common Stock. The reverse split will affect all of our shareholders uniformly and will not affect any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any shareholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any shareholders owning a fractional share. See "Fractional Shares" below. The reverse split will not alter the respective voting rights and other rights of shareholders.

         The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's Common Stock is currently registered under Section 12(g) of the Exchange Act and as a result, is subject to periodic reporting and other requirements. The proposed reverse split will not affect the registration of the Company's Common Stock under the Exchange Act. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Exchange Act.

         Increase of Shares of All Classes of Capital Stock Available for Future Issuance. As a result of the reverse split, there will be a reduction in the number of shares of Common Stock issued and outstanding and an associated increase in the number of authorized shares which would be unissued and available for future issuance after the reverse split. The increase in available shares could be used for any proper corporate purpose approved by the Board of Directors including, among other purposes, future financing transactions.

                       EFFECTIVENESS OF THE REVERSE SPLIT

         The reverse split will become effective upon the filing with the Secretary of State of the State of Delaware of the Amended and Restated Articles of Incorporation (attached hereto as Exhibit "A"). It is expected that such filing will take place on or about May 15, 2006, or the date that is 20 calendar days after the mailing of this Information Statement.

         The following discussion summarizing material federal income tax consequences of the reverse split is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date this Information Statement was first mailed to shareholders. This discussion does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). Stockholders should consult their own tax advisors to determine the particular consequences to them.

         The receipt of the common stock following the effective date of the reverse split, solely in exchange for the common stock held prior to the reverse split, will not generally result in a recognition of gain or loss to the shareholders. Although the issue is not free from doubt, additional shares received in lieu of fractional shares, including shares received as a result of the rounding up of fractional ownership, should be treated in the same manner. The adjusted tax basis of a shareholder in the common stock received after the reverse split will be the same as the adjusted tax basis of the common stock held prior to the reverse split exchanged therefor, and the holding period of the common stock received after the reverse split will include the holding period of the common stock held prior to the reverse split exchanged therefor.

         No gain or loss will be recognized by the Company as a result of the reverse split. The Company's views regarding the tax consequences of the reverse split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

THIS SUMMARY IS NOT INTENDED AS TAX ADVICE TO ANY PARTICULAR PERSON. IN PARTICULAR, AND WITHOUT LIMITING THE FOREGOING, THIS SUMMARY ASSUMES THAT THE SHARES OF COMMON STOCK ARE HELD AS "CAPITAL ASSETS" AS DEFINED IN THE CODE, AND DOES NOT CONSIDER THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY'S SHAREHOLDERS IN LIGHT OF THEIR INDIVIDUAL INVESTMENT CIRCUMSTANCES OR TO HOLDERS WHO MAY BE SUBJECT TO SPECIAL TREATMENT UNDER THE FEDERAL INCOME TAX LAWS (SUCH AS DEALERS IN SECURITIES, INSURANCE COMPANIES, FOREIGN INDIVIDUALS AND ENTITIES, FINANCIAL INSTITUTIONS AND TAX EXEMPT ENTITIES). IN ADDITION, THIS SUMMARY DOES NOT ADDRESS ANY CONSEQUENCES OF THE REVERSE SPLIT UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS. THE STATE AND LOCAL TAX CONSEQUENCES OF THE REVERS SPLIT MAY VARY AS TO EACH STOCKHOLDER DEPENDING ON THE STATE IN WHICH SUCH STOCKHOLDER RESIDES. AS A RESULT, IT IS THE RESPONSIBILITY OF EACH SHAREHOLDER TO OBTAIN AND RELY ON ADVICE FROM HIS, HER OR ITS TAX ADVISOR AS TO, BUT NOT LIMITED TO, THE
FOLLOWING: (A) THE EFFECT ON HIS, HER OR ITS TAX SITUATION OF THE REVERSE SPLIT, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS; (B) THE EFFECT OF POSSIBLE FUTURE LEGISLATION OR REGULATIONS; AND (C) THE REPORTING OF INFORMATION REQUIRED IN CONNECTION WITH THE REVERSE SPLIT ON HIS, HER OR ITS OWN TAX RETURNS. IT WILL BE THE RESPONSIBILITY OF EACH SHAREHOLDER TO PREPARE AND FILE ALL APPROPRIATE FEDERAL, STATE AND LOCAL TAX RETURNS.

         3. APPROVAL OF PROPOSED AMENDMENT. Under the Delaware General Corporation Law, the Proposed Amendments must be approved in writing by the holders of at least a majority of the voting stock of the Company. The persons listed in paragraph 5(a) below represent 52.33% of the Company's outstanding Shares, and have consented in writing to the Proposed Amendment. The Proposed Amendments, therefore, have been approved by the stockholders of the Company, and, effective May 15, 2006, the name of the Company will be changed to Healthsport, Inc., and the 1 for 200 reverse split will be effectuated on the Company's outstanding common stock. Because the Proposed Amendments already have been approved, you are not required to take any action at this time; however, at your option, you may submit a written consent to the Proposed Amendments. This information statement is your notice that the name change and reverse stock split have been approved; you will receive no further notice when the change becomes effective.

         4. SHARE CERTIFICATES. Following the name change and reverse stock split, the Share certificates you now hold will continue to be valid. In the future, new Share certificates will contain a legend noting the change in name or will be issued bearing the new name and will reflect the reverse split, but this in no way will affect the validity of your current Share certificates.

         5. OUTSTANDING VOTING SECURITIES. At the close of business on March 31, 2006, there were 231,398,982 Shares outstanding. The Shares constitute the only voting securities of the Company. Each holder of the Shares is entitled to cast one vote for each Share held at any meeting of shareholders.

         (a) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

                      NAME AND ADDRESS OF           AMOUNT AND NATURE OF      PERCENT
TITLE OF CLASS        BENEFICIAL OWNER              BENEFICIAL OWNERSHIP      OF CLASS
--------------        ----------------              --------------------      --------
Common Stock          David Roberts                 100,000,000 (D)            43.22

Common Stock          Godley Morris Group, LLC        3,393,243 (D)             1.46

Common Stock          Ronald Williams                 5,626,750 (D)             2.43

Common Stock          Amy Gordon                     10,282,313 (D)             4.44

Common Stock          Hank Durschlag                  1,800,000 (D)              .78


         6. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         7. (a) No director or officer of the Company or nominee for election as a director of the Company or associate of any director or officer of the Company has a substantial interest in the Proposed Amendment.

         (b) No director of the Company has informed the Company in writing that such director intends to oppose the adoption of the Proposed Amendment.

         8. No security holder entitled to vote at a meeting or by written consent has submitted to the Company any proposal.


                                             /S/ TERRY WASHBURN
                                             ------------------
                                             TERRY WASHBURN, PRESIDENT

                                   EXHIBIT "A"

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                      IDEA SPORTS ENTERTAINMENT GROUP, INC.

         Idea Sports Entertainment Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         1. The date of filing the original certificate of incorporation of the Corporation with the Secretary of State of Delaware is July 24, 1985 and was incorporated as Horizon Capital Corp.

         2. The Board of Directors on March 31, 2006 duly adopted resolutions setting forth a proposed amended and restated certificate of incorporation of the Corporation, declaring said amendment and restatement to be advisable and calling for it to be submitted to the stockholders of the Corporation for consideration thereof and that thereafter, pursuant to such resolutions of the Board of Directors, the stockholders adopted such amended and restated articles of incorporation.

         3. The certificate of incorporation shall be amended and restated in its entirety as follows:

                  FIRST:   The name of the Corporation is HealthSport, Inc.

                  SECOND: The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is c/o Harvard Business Services, Inc. 16192 Coastal Highway, Lewes, DE 19958. The name of the registered agent at such address is Harvard Business Services, Inc.

                  THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporation may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The total number of shares of all classes of stock which the corporation shall have authority to issue is Five Hundred Two Million (502,000,000) shares of which Five Hundred Million (500,000,000) shares shall be common stock, par value $.0001 per share (the "Common Stock"), and Two Million (2,000,000) shall be preferred stock, par value $.0001 per share (the "Preferred Stock").

Effective as of May 15, 2006, (the "Effective Time"), all shares of Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time ("Old Common Stock") shall hereby be combined and reclassified (the "Reverse Split") without any action on the part of the holder thereof, as follows: every 200 shares of Old Common Stock shall be combined and reclassified as one share of issued and outstanding Common Stock ("New Common Stock"). The Corporation shall not issue fractional shares on account of the Reverse Stock Split. Any fractional share resulting from such change will be rounded upward to the next higher whole share of New Common Stock.

Each holder of Old Common Stock shall be entitled to receive a certificate representing the number of whole shares of New Common Stock into which such Old Common Stock is reclassified.

                                 PREFERRED STOCK

         Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Delaware General Corporate Law (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but is not limited to, determination of the following:

         (i) The designation of the series, which may be by distinguishing number, letter or title.

         (ii) The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding).

         (iii) The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or non-cumulative.

         (iv) Dates on which dividends, if any, shall be payable.

         (v) The redemption rights and price or prices, if any, for shares of the series.

         (vi) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series.

         (vii) The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation.

         (viii) Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange rice or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made.

         (ix) Restrictions on the issuance of shares of the same series or of any other class or series.

         (x) The voting rights, if any, of the holders of shares of the series.

                                  COMMON STOCK

Each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock held on all matters as to which holders of Common Stock shall be entitled to vote provided that no holder of Common Stock shall be entitled to cumulate his votes for the election of one or more directors or for any other purpose. Except for and subject to those rights expressly granted to the holders of the Preferred Stock, or except as may be provided by the General Corporation Law of the State of Delaware, the holders of Common Stock shall have exclusively all other rights of stockholders including, but not by way of limitation, (i) the right to receive dividends, when and as declared by the Board of Directors of the Corporation out of assets legally available therefore and (ii) in the event of any distribution of assets upon a Liquidation or otherwise, the right to receive ratably and equally all the assets and funds of the Corporation remaining after the payment to the holders of shares of the holders of the Preferred Stock of the specific amounts which they are entitled to receive, respectively, upon such Liquidation as provided in a certificate of designation filed with the Delaware Secretary of State.

         FIFTH: The Corporation is to have perpetual existence.

         SIXTH: ADDITIONAL POWERS OF BOARD OF DIRECTORS. The Board of Directors shall have power, without stockholder action, to make bylaws for the Corporation and to amend, alter, or repeal any bylaws.

         The powers and authorities herein conferred upon the Board of Directors are in furtherance and not in limitation of those conferred by the laws of the State of Delaware. In addition to the powers and authorities herein or by statue expressly conferred upon it, the Board of Directors may exercise all such powers and perform all such acts as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this certificate of incorporation and of the bylaws of the Corporation.

         SEVENTH: VOTING BY BALLOT. Elections of Directors need not be by ballot unless the bylaws of the Corporation provide otherwise.

         EIGHTH: LIMITED LIABILITY OF DIRECTORS. Except for monetary damages from: (i) any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any act for which liability is imposed pursuant to Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit, and except as otherwise provided or as hereafter may be provided by the Delaware General Corporation Law, a director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

         NINTH: From time to time, any of the provisions of this certificate of incorporation may be amended, altered, or repealed, and the provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any times conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article NINTH.

         IN WITNESS WHEREOF, the undersigned has executed this Amended and Restated Certificate of Incorporation on this 15th day of May 2006.

                                    IDEA SPORTS ENTERTAINMENT GROUP, INC.


                                    By /s/ Terry Washburn
                                       ---------------------------
                                       Terry Washburn, CEO